                                                                  EXHIBIT 10.3.8


                      NISSAN CONTIGUOUS MARKET OWNERSHIP
                      ----------------------------------
                           HOLDING COMPANY AGREEMENT
                           -------------------------


This Nissan Contiguous Market Ownership Holding Company Agreement (the "CMO Holding Company Agreement") is entered into this 30th day of JUNE, 1997, by and among Nissan Motor Corporation in U.S.A. ("Nissan"), and FirstAmerica Automotive, Inc., ("FAA" or "Holding Company") concerning the commitments and obligations of FAA in respect to its subsidiaries, Smart Nissan, Inc., ("Marin Nissan") and FAA Serramonte, Inc., ("Serramonte Nissan"), and any other entities which FAA may acquire within the designated area described hereinafter as the "Peninsula CMO".

                                   RECITALS
                                   --------


WHEREAS, Nissan has developed a distribution network plan that seeks to create a Contiguous Market Ownership Area in the San Francisco Bay Area (the "Peninsula CMO");

WHEREAS, Nissan recognizes this new distribution plan is to be implemented over time with consideration of existing dealers' rights;

WHEREAS, FAA has approached Nissan with a request to develop the Peninsula CMO;

WHEREAS, Nissan has advised FAA that Nissan would approve their acquisition of individual dealers, provided FAA satisfies Nissan's requirements for applicants; and Nissan has advised FAA that Nissan cannot make existing dealers sell or otherwise transfer their dealerships to FAA;

WHEREAS, FAA acknowledges the rights of existing dealers, yet commits to use its best good faith and reasonable efforts to acquire dealerships within the Peninsula CMO, with an intent to form the complete Peninsula CMO marketing territory;

WHEREAS, FAA acknowledges that Nissan's business concept for the CMO envisioned entering into one Nissan Dealer Sales and Service Agreement with one corporate entity for the entire CMO;

WHEREAS, FAA, while affirming its commitment to implement Nissan's CMO concept in the Peninsula CMO, has requested, in order to accommodate their business purposes, that Nissan permit FAA to maintain the corporate entities they are creating (or subsequently will acquire or create) to form the CMO and that Nissan enter into separate, but related, dealer agreements with these entities;

WHEREAS, FAA owns 100% of the stock of the subsidiary dealer corporation (currently Smart Nissan, Inc., and FAA Serramonte, Inc.,).

WHEREAS, Nissan has communicated its willingness to accommodate FAA's request subject to FAA's agreement to the terms and conditions set forth herein;

WHEREAS, based on the foregoing, Nissan will enter into separate, but related dealer agreements with Marin Nissan and Serramonte Nissan in connection with the formation of the Peninsula CMO;
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NOW, THEREFORE, in consideration of the agreements and mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency which is hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT
                                   ---------


1.   THE CMO HOLDING COMPANY AGREEMENT
     ---------------------------------

     FAA acknowledges that while, technically, the Peninsula CMO is comprised of separate dealer corporations, as a practical matter, and consistent with its intent as originally communicated, Nissan intends, and FAA agrees, that Nissan will treat these wholly-owned subsidiary dealer corporations, and their related Sales and Service Agreements, as part and parcel of one single CMO entity for all purposes under this and those separate Agreements. Specifically, the parties to this agreement acknowledge and agree that, while the Peninsula CMO is comprised of separate dealer corporations, Holding Company and Nissan will treat those dealers and their dealer agreements as one dealer with one agreement FOR ALL PURPOSES, consistent with the CMO concept reflected in the CMO Addenda to those dealer's agreements. Accordingly, with respect to allocation of vehicles, financial reporting, sales incentives, business plans, performance standards and evaluation and for all other purposes under the Sales & Service Agreements, Nissan will treat Marin Nissan, Serramonte Nissan, and any and all subsequently acquired or created dealer entities within the Peninsula CMO, as if they were one dealer operating within the Peninsula CMO. Similarly, defaults or breaches of the Dealer Sales & Service Agreement by either Marin Nissan or Serramonte Nissan will constitute a breach of both agreements. Holding Company shall cause Marin Nissan and Serramonte Nissan, and any subsequently acquired and/or created dealer entities, to cooperate fully in accomplishing the objectives and intent of the CMO addenda to their agreements, including the Business Plans and Market Area Plans incorporated therein, and this Holding Company CMO Agreement. Moreover, FAA agrees that it will exercise its control and ownership in ways consistent with this agreement and will not take any actions or allow its subsidiaries in the Peninsula CMO to take any action inconsistent with the intent of this Agreement.


     ONE AGREEMENT OBJECTIVE
     -----------------------

     FAA agrees that when reasonable business considerations permit FAA to merge Marin Nissan, Serramonte Nissan, or any subsequently acquired or created dealer entities acquired in the Peninsula CMO, FAA will merge the companies so as to achieve the joint business objective of one dealer company for the Peninsula CMO area.

     Until such time, however, Nissan will not enforce its policy and the contractual obligation that each and every dealer corporation appoint an exclusively dedicated Executive Manager as manager of the dealer corporation. Specifically, the appointment of a qualified Executive Manager, acceptable to Nissan, as the Executive Manager of all CMO Nissan dealerships will not be deemed a breach of the related dealer agreements.

2.   CMO HOLDING COMPANY AGREEMENT TERM
     ----------------------------------

     This Agreement shall have a term beginning with, running concurrent to, and expiring simultaneously as, the Nissan Dealer Term Sales and Service Agreements of all FAA owned

                                       2
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     dealer entities within the Peninsula CMO (currently including Marin Nissan and Serramonte Nissan). Termination of any of the Nissan Dealer Sales and Service Agreements of dealer entities owned and controlled by FAA and constituting the Peninsula CMO (currently including those of Marin Nissan or Serramonte Nissan) will constitute termination of all dealer agreements of dealer entities within the Peninsula CMO, and will, at Nissan's option, cause this CMO Holding Company Agreement to terminate with no further notice or act required by any party.

3.   TRANSFERS
     ---------

          In view of the efforts and resources that Nissan has expended in order to establish the Peninsula CMO, if FAA, or dealer entities within the Peninsula CMO owned and controlled FAA (currently including Marin Nissan or Serramonte Nissan), proposes to sell those dealership assets necessary for the conduct of appropriate and effective Dealership Operations, or those Dealership Facilities necessary to conduct Dealership Operations, without Nissan's consent, Nissan in its sole discretion may require that FAA, and any FAA owned or controlled dealer entities within the Peninsula CMO (currently including Marin Nissan or Serramonte Nissan) sell all or none of such assets or Dealership Facilities comprising the Peninsula CMO to a proposed buyer acceptable to Nissan.

          Holding Company acknowledges and agrees to identical Rights of First Refusal on Dealership Assets and Dealership Facilities as are contained the Dealer Agreements for the subsidiary Dealer entities within the Peninsula CMO as well as identical Option to Purchase provisions.


4.   DISPUTE RESOLUTION PROCESS
     --------------------------

     A.   EXCLUSIVE REMEDY
          ----------------

          The parties acknowledge that, at the state and federal levels, various courts and agencies would, in the absence of this Paragraph 4, be available to them to resolve claims or controversies which might arise between them. The parties agree that it is inconsistent with their relationship for either to use courts or governmental agencies to resolve such claims or controversies.

          THEREFORE, CONSISTENT WITH THE PROVISIONS OF THE UNITED STATES ARBITRATION ACT (9 U.S.C. (S)(S) 1 et seq.), NISSAN, FAA, IN ITS OWN RIGHT AND AS THE OWNER OF THE PENINSULA CMO DEALER(s) (CURRENTLY INCLUDING MARIN NISSAN AND SERRAMONTE NISSAN) AGREE THAT THE DISPUTE RESOLUTION PROCESS OUTLINED IN THIS PARAGRAPH 12, WHICH INCLUDES BINDING ARBITRATION, SHALL BE THE EXCLUSIVE MECHANISM FOR RESOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR TO THE RELATIONSHIP BETWEEN THE PARTIES, INCLUDING BUT NOT LIMITED TO CLAIMS UNDER ANY STATE OR FEDERAL STATUTES (hereinafter "Disputes").

          There are two steps in the Dispute Resolution Process: a) Mediation and b) Binding Arbitration. All Disputes must first be submitted to Mediation, unless that step is waived by written agreement of the parties. If Mediation does not resolve the Dispute to their mutual satisfaction, the HOLDING COMPANY or Nissan can submit the Dispute to Binding Arbitration.


     B.   MEDIATION
          ---------

          Any party to this Agreement can submit a Dispute to Mediation. Mediation is conducted by a panel consisting of a Nissan representative designated by Nissan, a HOLDING COMPANY representative designated by HOLDING COMPANY, and an independent professional mediator chosen by the parties' representatives. The Mediation Panel will evaluate each position and recommend a solution. This recommended solution is not binding.

     C.   BINDING ARBITRATION
          -------------------

          If a Dispute has not been resolved after Mediation, or if HOLDING COMPANY and Nissan have agreed in writing to waive Mediation, the Dispute will be settled by Binding Arbitration in accordance with the procedures in the Dealer Dispute Resolution Guide, with the prevailing party to recover its costs and attorneys fees from the other party. All awards of the arbitration are binding and non-appealable except as otherwise provided in the United States Arbitration Act. Judgment upon any award rendered by the arbitrator(s) may be entered and enforced in any court having jurisdiction.


FIRSTAMERICA AUTOMOTIVE, INC.           NISSAN MOTOR CORPORATION IN U.S.A.

By: /s/ Thomas A. Price                 By: /s/ Thomas H. Eastwood
    ----------------------------            ------------------------------------
    Thomas A. Price                         Thomas H. Eastwood, Vice President
    President and CEO                       Nissan Division



                                        By: /s/ Jules Clavadetscher
                                            ------------------------------------
                                            Jules Clavadetscher
                                            Regional Vice President


Acknowledged

Smart Nissan, Inc.                           FAA Serramonte, Inc.


By: /s/ Thomas A. Price                      By: /s/ Thomas A. Price
    ----------------------------                 -------------------------------
     Thomas A. Price President                   Thomas A. Price, President

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